Exhibit 99.2

Second Quarter 2015

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues
Rental	$89,368	$89,414	$177,029	$177,442
Other property revenues	5,789	5,389	11,246	10,654
Other	274	223	587	442

Total revenues	95,431	95,026	188,862	188,538

Expenses
Property operating and maintenance (exclusive of items shown separately below)	41,512	41,795	81,635	82,391
Depreciation	21,418	20,829	42,675	42,596
General and administrative	4,353	3,966	9,367	8,094
Investment and development (1)	275	794	510	1,605
Other investment costs (1)	154	210	288	483
Other expenses (2)	—	502	—	1,409

Total expenses	67,712	68,096	134,475	136,578

Operating income	27,719	26,930	54,387	51,960

Interest income	43	4	124	16
Interest expense	(7,753)	(10,433)	(15,846)	(21,677)
Amortization of deferred financing costs	(433)	(620)	(882)	(1,265)
Equity in income of unconsolidated real estate entities, net	568	501	965	986
Gains on sales of real estate assets, net (3)	(298)	36,092	1,475	36,902
Other income (expense), net	(195)	(196)	(390)	(391)
Net loss on extinguishment of indebtedness (4)	—	(4,287)	(197)	(4,287)

Net income	19,651	47,991	39,636	62,244
Noncontrolling interests - consolidated real estate entities	—	(154)	—	(138)
Noncontrolling interests - Operating Partnership	(41)	(118)	(83)	(151)

Net income available to the Company	19,610	47,719	39,553	61,955
Dividends to preferred shareholders	(922)	(922)	(1,844)	(1,844)

Net income available to common shareholders	$18,688	$46,797	$37,709	$60,111

Per common share data - Basic (5)
Net income available to common shareholders	$0.34	$0.86	$0.69	$1.11

Weighted average common shares outstanding - basic	54,455	54,223	54,452	54,199

Per common share data - Diluted (5)
Net income available to common shareholders	$0.34	$0.86	$0.69	$1.10

Weighted average common shares outstanding - diluted	54,469	54,335	54,467	54,314

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended June 30,		Six months ended June 30,
Funds From Operations	2015	2014	2015	2014
Net income available to common shareholders	$18,688	$46,797	$37,709	$60,111
Noncontrolling interests - Operating Partnership	41	118	83	151
Depreciation on consolidated real estate assets, net (6)	21,073	20,581	41,985	42,071
Depreciation on real estate assets held in unconsolidated entities	300	294	599	586
Gains on sales of depreciable real estate assets	298	(36,092)	(1,475)	(36,092)

Funds from operations available to common shareholders and unitholders (A)	$40,400	$31,698	$78,901	$66,827

Funds from operations available to common shareholders and unitholders - core operations (B)	$40,400	$31,698	$78,901	$66,017
Funds from operations available to common shareholders and unitholders - condominiums	-	-	-	810

Funds from operations available to common shareholders and unitholders (A)	$40,400	$31,698	$78,901	$66,827

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$40,400	$31,698	$78,901	$66,827
Annually recurring capital expenditures	(3,871)	(3,795)	(6,139)	(6,216)
Periodically recurring capital expenditures	(1,824)	(2,087)	(2,522)	(4,608)
Non-cash straight-line adjustment for ground lease expenses	112	115	227	234
Net loss on early extinguishment of indebtedness	-	4,287	197	4,287

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$34,817	$30,218	$70,664	$60,524

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$34,817	$30,218	$70,664	$59,714
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	-	-	-	810

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$34,817	$30,218	$70,664	$60,524

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.74	$0.58	$1.44	$1.22
Funds from operations per share or unit - core operations (B÷E)	$0.74	$0.58	$1.44	$1.21
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.64	$0.55	$1.29	$1.11
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.64	$0.55	$1.29	$1.09
Dividends declared	$0.44	$0.40	$0.84	$0.76
Weighted average shares outstanding (8)	54,607	54,465	54,595	54,435
Weighted average shares and units outstanding (8) (E)	54,728	54,600	54,716	54,570

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Real estate assets
Land	$319,401	$317,077
Building and improvements	2,357,576	2,323,626
Furniture, fixtures and equipment	314,552	304,534
Construction in progress	109,292	86,971
Land held for future investment	29,795	33,197

	3,130,616	3,065,405
Less: accumulated depreciation	(979,505)	(937,310)
Assets held for sale, net of accumulated depreciation of $207 at December 31, 2014	-	672

Total real estate assets	2,151,111	2,128,767
Investments in and advances to unconsolidated real estate entities	3,957	4,059
Cash and cash equivalents	119,057	140,512
Restricted cash	3,885	3,572
Deferred financing costs, net	7,924	5,117
Other assets	28,098	29,771

Total assets	$2,314,032	$2,311,798

Liabilities, redeemable common units and equity
Indebtedness	$891,004	$892,459
Accounts payable, accrued expenses and other	78,039	70,616
Investments in unconsolidated real estate entities	16,437	16,624
Dividends and distributions payable	24,074	21,852
Accrued interest payable	4,003	4,229
Security deposits and prepaid rents	13,684	12,972

Total liabilities	1,027,241	1,018,752

Redeemable common units	6,555	7,086

Commitments and contingencies
Equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,632 and 54,632 shares issued and 54,592 and 54,509 shares outstanding at June 30, 2015 and December 31, 2014, respectively	546	546
Additional paid-in-capital	1,117,450	1,114,851
Accumulated earnings	176,979	185,001
Accumulated other comprehensive income (loss)	(4,468)	(3,675)

	1,290,516	1,296,732
Less common stock in treasury, at cost, 125 and 207 shares at June 30, 2015 and December 31, 2014, respectively	(10,280)	(10,772)

Total equity	1,280,236	1,285,960

Total liabilities, redeemable common units and equity	$2,314,032	$2,311,798

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

Other expenses for the three months and six months ended June 30, 2014 included $502 and $659, respectively, related to the upgrade of the Company’s operating and financial software systems. For the six months ended June 30, 2014, other expenses also include casualty losses of $750.

3)

In the six months ended June 30, 2015, the Company sold its remaining ground-floor retail space at its former condominium community in Austin, Texas and recognized a gain of $1,773. Additionally in 2015, gains on sales of real estate assets included state tax expense of $298 related to an asset sale. In the three months ended June 30, 2014, the Company sold an apartment community and recognized a gain of $36,092. For the six months ended June 30, 2014, gains on sales of real estate assets also included $810, resulting from the sale of the final residential condominium unit at the Company’s former condominium community in Atlanta, Georgia.

In 2014, the Company classified three communities, containing 645 units, as held for sale, including one community containing 308 units in Houston, Texas and two communities containing 337 units in New York, New York. The Company determined that these communities did not meet the criteria for discontinued operations reporting and, accordingly, were included in continuing operations. These communities were sold in 2014, and the Company recognized gains on sales in the second and third quarters of 2014. The revenues, expenses and net income, including gains on sales of real estate assets, associated with these three communities, for the three and six months ended June 30, 2014 were as follows:

	Three months ended June 30, 2014	Six months ended June 30, 2014
Revenues
Rental	$4,769	$10,540
Other property revenues	51	149

Total revenues	4,820	10,689
Property operating and maintenance expenses	(2,246)	(5,343)

Net operating income	2,574	5,346
Other expenses
Depreciation	—	(1,239)
Interest	(1,251)	(2,588)
Amortization of deferred financing costs	(59)	(118)

Total other expenses	(1,310)	(3,945)

Gains on sales of real estate assets	36,092	36,092

Net income	$37,356	$37,493

Net income, net of noncontrolling interest	$37,202	$37,355

4)

In January 2015, the Company refinanced its unsecured lines of credit and term loan facilities. In connection with the refinancing, the Company recognized an extinguishment loss of $197 related to the write-off of a portion of unamortized deferred loan costs. In 2014, the Company recognized an extinguished loss of $4,287 related to prepayment premiums and the write off of unamortized loans associated with the prepayment of secured mortgage indebtedness.

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5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of June 30, 2015, there were 54,713 Operating Partnership units outstanding, of which 54,592, or 99.8%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $336 and $1,559 for the three months and $542 and $1,687 for the six months ended June 30, 2015 and 2014, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 14 and 112 for the three months and 15 and 115 for the six months ended June 30, 2015 and 2014, respectively. Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 138 and 130 for the three months and 128 and 121 for the six months ended June 30, 2015 and 2014, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 18,780 apartment units which were fully stabilized as of January 1, 2014, are summarized in the table below.

	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Revenues:
Rental and other revenue	$81,860	$79,670	2.7%	$161,998	$157,849	2.6%
Utility reimbursements	2,541	2,439	4.2%	5,100	5,050	1.0%

Total rental and other revenues	84,401	82,109	2.8%	167,098	162,899	2.6%

Property operating and maintenance expenses:
Personnel expenses	6,738	6,676	0.9%	13,637	13,398	1.8%
Utility expense	3,961	3,650	8.5%	8,125	7,980	1.8%
Real estate taxes and fees	13,599	12,928	5.2%	27,382	25,749	6.3%
Insurance expenses	1,279	1,328	(3.7)%	2,548	2,658	(4.1)%
Building and grounds repairs and maintenance (1)	5,402	5,779	(6.5)%	9,390	9,537	(1.5)%
Ground lease expense	230	230	-	460	460	-
Other expenses	2,211	1,971	12.2%	4,244	3,824	11.0%

Total property operating and maintenance expenses (excluding depreciation and amortization)	33,420	32,562	2.6%	65,786	63,606	3.4%

Same store net operating income	$50,981	$49,547	2.9%	$101,312	$99,293	2.0%

Same store net operating income margin	60.4%	60.3%	0.1%	60.6%	61.0%	(0.4)%

Capital expenditures (2)
Annually recurring	$3,744	$3,617	3.5%	$5,960	$5,879	1.4%
Periodically recurring	1,534	986	55.6%	2,089	2,310	(9.6)%

Total capital expenditures (A)	$5,278	$4,603	14.7%	$8,049	$8,189	(1.7)%

Total capital expenditures per unit (A ÷ 18,780 units)	$281	$245	14.7%	$429	$436	(1.6)%

Average monthly rental rate per unit (3)	$1,448	$1,417	2.2%	$1,444	$1,411	2.3%

Gross turnover (4)	56.1%	63.8%	(7.7)%	50.5%	56.5%	(6.0)%

Net turnover (5)	51.8%	56.7%	(4.9)%	46.0%	49.3%	(3.3)%

Percentage rent increase - new leases (6)	2.0%	2.0%	0.0%	2.0%	2.1%	(0.1)%

Percentage rent increase - renewed leases (6)	4.7%	4.9%	(0.2)%	4.8%	4.7%	0.1%

1)

Building and ground repairs and maintenance includes $599 and $1,192 for the three months and $733 and $1,192 for the six months ended June 30, 2015 and 2014, respectively, related to painting of communities.

2)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Second Quarter 2015 to Second Quarter 2014

(Increase (decrease) between periods)

	Three months ended							Six months ended
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.2%		2.3%		7.2%		(0.4)%	5.2%		3.8%		6.1%		(0.2)%
Dallas	3.3%		6.4%		0.8%		0.3%	3.1%		5.8%		0.9%		0.1%
Houston	(2.4)%		(8.7)%		2.4%		(4.5)%	(1.1)%		1.3%		(2.8)%		(4.6)%
Austin	0.2%		9.4%		(7.2)%		0.0%	(0.7)%		8.9%		(8.2)%		(1.2)%
Washington, D.C.	0.9%		5.0%		(1.3)%		2.5%	(0.2)%		3.3%		(2.0)%		0.8%
Tampa	3.1%		(10.1)%		12.0%		(0.1)%	2.9%		(7.3)%		9.3%		0.1%
Orlando	2.1%		4.7%		0.6%		(0.6)%	2.8%		3.9%		2.2%		0.4%
Charlotte	2.2%		5.3%		0.8%		(1.5)%	2.3%		7.4%		0.0%		(1.1)%

Total	2.8%		2.6%		2.9%		0.1%	2.6%		3.4%		2.0%		(0.1)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

			Average Economic Occupancy (1)		Average Economic Occupancy (1)		Physical	Avg. Rental Rate Per Unit Three Months
	Apartment	% of NOI Three months ended	Three months ended June 30,		Six months ended June 30,		Occupancy at June 30,	Ended June 30,
Market	Units	June 30, 2015	2015	2014	2015	2014	2015 (2)	2015 (3)
Atlanta	5,065	26.4%	96.7%	97.1%	96.6%	96.8%	95.3%	$1,391
Dallas	4,725	19.9%	96.2%	95.9%	95.8%	95.7%	95.9%	1,275
Houston	653	3.4%	91.6%	96.1%	91.9%	96.5%	91.7%	1,505
Austin	935	4.4%	94.0%	94.0%	93.2%	94.4%	94.7%	1,571
Washington, D.C.	2,645	19.4%	96.1%	93.6%	93.9%	93.1%	96.1%	1,893
Tampa	2,111	12.3%	96.9%	97.0%	97.0%	96.9%	94.7%	1,458
Orlando	898	4.9%	96.5%	97.1%	96.9%	96.5%	96.9%	1,462
Charlotte	1,748	9.3%	95.4%	96.9%	94.8%	95.9%	96.1%	1,297

Total	18,780	100.0%	96.0%	95.9%	95.5%	95.6%	95.5%	$1,448

1)

Average economic occupancy is defined as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.6% and 95.2% for the three months and 95.0% and 94.9% for the six months ended June 30, 2015 and 2014, respectively. For the three months ended June 30, 2015 and 2014, net concessions were $228 and $384, respectively, and employee discounts were $155 and $165, respectively. For the six months ended June 30 30, 2015 and 2014, net concessions were $486 and $846, respectively, and employee discounts were $314 and $325, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Second Quarter of 2015 to First Quarter of 2015

	Three months ended
	June 30, 2015	March 31, 2015	% Change
Revenues:
Rental and other revenue	$81,860	$80,139	2.1%
Utility reimbursements	2,541	2,559	(0.7)%

Total rental and other revenues	84,401	82,698	2.1%

Property operating and maintenance expenses:
Personnel expenses	6,738	6,899	(2.3)%
Utility expense	3,961	4,164	(4.9)%
Real estate taxes and fees	13,599	13,784	(1.3)%
Insurance expenses	1,279	1,269	0.8%
Building and grounds repairs and maintenance (1)	5,402	3,989	35.4%
Ground lease expense	230	230	0.0%
Other expenses	2,211	2,032	8.8%

Total property operating and maintenance expenses (excluding depreciation and amortization)	33,420	32,367	3.3%

Same store net operating income (2)	$50,981	$50,331	1.3%

Average economic occupancy	96.0%	94.9%	1.1%

Average monthly rental rate per unit	$1,448	$1,439	0.6%

1)	Building and grounds repairs and maintenance includes $599 and $134 for the three months ended June 30, 2015 and March 31, 2015, respectively, related to painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Second Quarter of 2015 to First Quarter of 2015

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	2.1%		5.1%		0.2%		0.2%
Dallas	1.3%		4.0%		(0.8)%		0.8%
Houston	(0.8)%		(10.1)%		6.6%		(0.7)%
Austin	2.4%		3.2%		1.7%		1.5%
Washington, D.C.	3.8%		5.0%		3.1%		4.3%
Tampa	1.5%		3.1%		0.7%		(0.2)%
Orlando	0.8%		7.6%		(3.0)%		(0.7)%
Charlotte	2.5%		(5.5)%		6.7%		1.1%

Total	2.1%		3.3%		1.3%		1.1%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at June 30, 2015 - Consolidated

		Percentage	Weighted Average
Type of Indebtedness	Balance	of Total Debt	Rate (1)
Unsecured fixed rate senior notes	$400,000	44.9%	3.9%
Unsecured bank term loan	300,000	33.7%	2.7%
Secured fixed rate notes	191,004	21.4%	6.0%

	$891,004	100.0%	3.9%

	Balance	Percentage of Total Debt	Weighted Average Maturity (2)
Total fixed rate debt	$891,004	100.0%	4.8
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$891,004	100.0%	4.8

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2015	$1,467		6.0%	$-	$-	-
2016	3,071		6.0%	-	-	-
2017	153,296		4.8%	85,723	21,431	5.6%
2018	3,502		6.0%	41,000	10,250	5.7%
2019	179,668	(3)	6.0%	51,000	17,850	3.5%
Thereafter	550,000	(4)	3.0%	-	-	-

	$891,004		3.9%	$177,723	$49,531	5.0%

Debt Statistics

	Six months ended June 30,
	2015	2014
Interest coverage ratio (5)(6)	6.0x	4.3x
Interest coverage ratio (including capitalized interest) (5)(6)	5.4x	4.1x

Fixed charge coverage ratio (5)(7)	5.5x	4.0x
Fixed charge coverage ratio (including capitalized interest) (5)(7)	4.9x	3.8x

Total debt to annualized income available for debt service ratio (8)	4.6x	5.2x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	29.4%	31.8%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	30.7%	33.1%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at June 30, 2015 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of June 30, 2015, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $0 outstanding on unsecured revolving lines of credit. At June 30, 2015, the Company’s lines of credit bear interest at LIBOR plus 1.05% and mature in 2019 with a one year extension option.
4)

Includes an unsecured bank term loan that matures in January 2020. The blended effective interest rate, after considering the impact of interest rate swap arrangements that hedge this debt is 2.69% through January 2018, the termination date of the interest rate swaps. Thereafter, the term loan bears interest at the stated rate of LIBOR plus 1.15%.

5)	Calculated for the six months ended June 30, 2015 and 2014.
6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

8)	A computation of this ratio is included in Table 7 on page 28.
9)	A computation of these debt ratios is included in Table 6 on page 27.

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DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s - Baa2 (stable)

Standard & Poor’s - BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of June 30, 2015

Consolidated Debt to Total Assets cannot exceed 60%	27%
Secured Debt to Total Assets cannot exceed 40%	6%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.4x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	6.0x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of
June 30, 2015
Consolidated debt, per balance sheet (A)	$891,004

Total assets, as defined (B) (Table A)	$3,279,892

Computed ratio (A÷B)	27%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$191,004

Computed ratio (C÷B)	6%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$891,004
Total secured debt (C)	(191,004)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$3,065,808

Computed ratio (E÷D)	4.4x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$206,366

Annual Debt Service Charge, as defined (G) (Table B)	$34,118

Computed ratio (F÷G)	6.0x

Required minimum ratio	1.5x

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DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
June 30, 2015
Total real estate assets	$2,151,111
Add:
Investments in and advances to unconsolidated real estate entities	3,957
Accumulated depreciation	979,505
Other tangible assets	145,319

Total assets for public debt covenant computations	3,279,892
Less:
Encumbered real estate assets	(210,127)
Investments in and advances to unconsolidated real estate entities	(3,957)

Total unencumbered assets for public debt covenant computations	$3,065,808

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Six months ended
Consolidated income available for debt service	June 30, 2015
Net income	$39,636
Add:
Depreciation	42,675
Depreciation and amortization (company share) - unconsolidated entities	614
Amortization of deferred financing costs	882
Interest expense	15,846
Interest expense (company share) - unconsolidated entities	1,213
Other non-cash (income) expense, net	3,101
Income tax expense (benefit), net	494
Net loss on extinguishment of indebtedness	197
Less:
Gains on sales of real estate assets, net	(1,475)

Consolidated income available for debt service	$103,183

Consolidated income available for debt service (annualized)	$206,366

Annual debt service charge
Consolidated interest expense	$15,846
Interest expense (company share) - unconsolidated entities	1,213

Debt service charge	$17,059

Debt service charge (annualized)	$34,118

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2015 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

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SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT,

LAND HELD FOR FUTURE INVESTMENT AND ACQUISITIONS/DISPOSITION ACTIVITY

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

			Estimated			Estimated	Costs	Quarter	Estimated
		Number	Average	Estimated	Estimated	Total	Incurred	of First	Quarter of
		of	Unit Size	Retail	Total	Cost Per	as of	Units	Stabilized	Percent
Community	Location	Units	Sq. Ft. (1)	Sq. Ft. (1)	Cost (2)	Sq. Ft. (3)	6/30/2015	Available	Occup. (4)	Leased (5)
Under construction
The High Rise at Post Alexander™	Atlanta, GA	340	830	-	$75.5	$268	$70.4	2Q 2015	4Q 2016	18.2%
Post Galleria™	Houston, TX	388	867	-	80.7	240	33.2	3Q 2016	4Q 2017	N/A
Post Parkside™ at Wade, II	Raleigh, NC	406	910	-	57.5	156	16.9	1Q 2016	2Q 2017	N/A
Post South Lamar™, II	Austin, TX	344	734	5,800	65.6	254	14.6	1Q 2017	2Q 2018	N/A
Post Millennium Midtown™	Atlanta, GA	356	864	-	90.6	295	6.2	1Q 2017	2Q 2018	N/A

Total		1,834		5,800	$369.9		$141.3

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of July 31, 2015.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value	Estimated
		at June 30, 2015	Usable
Project	Metro Area	(in thousands)	Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	2,670	6.5
Other land parcels	Atlanta, GA	2,787	10.2

Total Land Held for Future Investment		$29,795	27.7

Acquisition/Disposition Activity

		Quarter		Est. Avg.		Year		Est. Total
		Acquired /		Unit Size	Retail	Completed/	Gross Price	Price Per	Cap
Property Name	Location	Disposed	Units	Sq. Ft. (1)	Sq. Ft.	Renovated	(thousands) (2)	Sq. Ft. (3)	Rate
Acquisitions
None
Dispositions
Post Rice Lofts™	Houston, TX	Q2 2014	308	904	44,734	1913 / 1998	$71,750	$222	5.3%(4)
Post Luminaria TM (5)	New York, NY	Q3 2014	138	721	9,386	2002	111,500	$1,024	3.1%(4)
Post Toscana TM	New York, NY	Q3 2014	199	817	11,700	2003	158,500	$909	2.7%(4)

							$341,750

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).
5)	The Company owned 68% of Post Luminaria™.

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CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and six months ended June 30, 2015 and 2014 is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
New community development and acquisition activity (1)	$23,739	$18,734	$51,907	$33,647
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	2,314	2,052	3,946	3,338
Other community additions and improvements (3)	1,824	2,087	2,522	4,608
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,871	3,795	6,139	6,216
Corporate additions and improvements	336	1,559	542	1,687

	$32,084	$28,227	$65,056	$49,496

Other Data
Capitalized interest	$1,237	$755	$2,219	$1,601

Capitalized development and associated costs (5)	$1,213	$512	$2,348	$1,001

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of
	June 30, 2015
	Gross				Company’s
	Investment in	Mortgage		Entity	Equity
Joint Venture Property	Real Estate (6)	Notes Payable		Equity	Investment
Post Collier Hills® (1)	$57,063	$39,565	(2)	$8,074	$(4,686)	(1)
Post Crest® (1)	65,363	46,158	(2)	7,835	(7,338)	(1)
Post Lindbergh® (1)	63,679	41,000	(3)	12,862	(4,413)	(1)
Post Massachusetts Avenue™	73,692	51,000	(4)	3,831	3,957

Total	$259,797	$177,723		$32,602	$(12,480)

	Three months ended				Six months ended
	June 30, 2015				June 30, 2015
		Company’s	Mgmt.			Company’s	Mgmt.
	Entity	Equity in	Fees &		Entity	Equity in	Fees &
Joint Venture Property	NOI	Income (Loss)	Other		NOI	Income (Loss)	Other
Post Collier Hills® (1)	$739	$13			$1,484	$30
Post Crest® (1)	910	31			1,806	60
Post Lindbergh® (1)	851	28			1,638	42
Post Massachusetts Avenue™	1,845	496			3,549	833

Total	$4,345	$568	$225	(5)	$8,477	$965	$447	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

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NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	June 30, 2015	Adjustments		Adjusted (3)
Rental revenues	$89,368	$607	(2)	$89,975
Other property revenues	5,789	85	(2)	5,874

Total rental and other revenues (A)	95,157	692		95,849
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	41,512	(4,008)	(2)	37,504

Property net operating income (Table 1) (A-B)	$53,645	$4,700		$58,345

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,875)
Assumed property capital expenditure reserve
($300 per unit per year based on 20,454 units)				(1,534)

Adjusted property net operating income				$53,936

Annualized property net operating income (C)				$215,744

Apartment units represented (D)	23,365	(2,911)	(2)	20,454

Other Asset Data	As of June 30, 2015	Adjustments		As Adjusted
Cash & equivalents	$119,057	$-		$119,057
Real estate assets under construction, at cost (4)	109,292	31,976	(4)	141,268
Land held for future investment	29,795	-		29,795
Investments in and advances to unconsolidated real estate entities (5)	3,957	(3,957)	(5)	-
Restricted cash and other assets	31,983	-		31,983
Cash & other assets of unconsolidated apartment entities (6)	7,262	(5,233)	(6)	2,029

Total (E)	$301,346	$22,786		$324,132

Other Liability Data
Indebtedness	$891,004	$-		$891,004
Investments in unconsolidated real estate entities (5)	16,437	(16,437)	(5)	-
Other liabilities (including noncontrolling interests) (7)	119,800	(8,992)	(7)	110,808
Total liabilities of unconsolidated apartment entities (8)	182,444	(131,612)	(8)	50,832

Total (F)	$1,209,685	$(157,041)		$1,052,644

Other Data

	As of June 30, 2015
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,592
Common units outstanding	121

Total (H)	54,713	$54.37	$2,974,746

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,746,650

Implied Portfolio Capitalization Rate (C÷I)			5.8%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the second quarter ended June 30, 2015, for properties stabilized as of April 1, 2015, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of April 1, 2015, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	17 | P a g e

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended June 30, 2015, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up / development	$(9)	$(14)	$(197)	(1,834)
Company share of unconsolidated entities	1,974	150	768	(1,077)
Corporate property management expenses	-	-	(3,198)	-
Corporate apartments and other	(1,358)	(51)	(1,381)	-

	$607	$85	$(4,008)	(2,911)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended June 30, 2015:

	Rental and Other Revenues	Property Operating Maintenance Expenses (ex. Depr. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$23,569	$9,334	$14,235	24.3%	5,365
Dallas	18,555	8,389	10,166	17.4%	4,725
Houston	3,929	1,671	2,258	3.9%	895
Austin	4,395	2,133	2,262	3.9%	935
Washington, D.C.	16,485	5,936	10,549	18.1%	2,739
Tampa	10,824	3,781	7,043	12.1%	2,342
Orlando	5,943	2,250	3,693	6.3%	1,308
Charlotte	6,929	2,188	4,741	8.1%	1,748
Raleigh	1,228	492	736	1.3%	397
Commercial	3,992	1,330	2,662	4.6%	—

Total	$95,849	$37,504	$58,345	100.0%	20,454

Approximate commercial Sq. Ft.					689,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

The High Rise at Post Alexander™	$70,431
Post Parkside™ at Wade - Phase II	16,909
Post Galleria™	33,191
Post South Lamar™ - Phase II	14,581
Post Millennium Midtown™	6,156

$141,268

5)

The adjustments reflect reductions for investments in unconsolidated entities, as the net operating income of the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)

The “As of June 30, 2015” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The “As of June 30, 2015” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,992.

8)

The “As of June 30, 2015” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

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NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

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RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2015	2014	2015	2015	2014
Total same store NOI	$50,981	$49,547	$50,331	$101,312	$99,293
Property NOI from other operating segments	2,664	3,461	2,664	5,328	6,412

Consolidated property NOI	53,645	53,008	52,995	106,640	105,705

Add (subtract):
Interest income	43	4	81	124	16
Other revenues	274	223	313	587	442
Depreciation	(21,418)	(20,829)	(21,257)	(42,675)	(42,596)
Interest expense	(7,753)	(10,433)	(8,093)	(15,846)	(21,677)
Amortization of deferred financing costs	(433)	(620)	(449)	(882)	(1,265)
General and administrative	(4,353)	(3,966)	(5,014)	(9,367)	(8,094)
Investment and development	(275)	(794)	(235)	(510)	(1,605)
Other investment costs	(154)	(210)	(134)	(288)	(483)
Other expenses	-	(502)	-	-	(1,409)
Equity in income of unconsolidated real estate entities, net	568	501	397	965	986
Gains on sales of real estate assets, net	(298)	36,092	1,773	1,475	36,902
Other income (expense), net	(195)	(196)	(195)	(390)	(391)
Net loss on extinguishment of indebtedness	-	(4,287)	(197)	(197)	(4,287)

Net income	$19,651	$47,991	$19,985	$39,636	$62,244

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Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q2 ‘15	Q2 ‘15	Q2 ‘15
	June 30,	June 30,	March 31,	vs. Q2 ‘14	vs. Q1 ‘15	% Same
	2015	2014	2015	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$22,411	$21,305	$21,942	5.2%	2.1%
Dallas	18,555	17,970	18,314	3.3%	1.3%
Houston	2,856	2,925	2,880	(2.4)%	(0.8)%
Austin	4,395	4,387	4,290	0.2%	2.4%
Washington, D.C.	15,520	15,385	14,955	0.9%	3.8%
Tampa	9,643	9,350	9,501	3.1%	1.5%
Orlando	4,092	4,007	4,059	2.1%	0.8%
Charlotte	6,929	6,780	6,757	2.2%	2.5%

Total rental and other revenues	84,401	82,109	82,698	2.8%	2.1%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,971	8,766	8,533	2.3%	5.1%
Dallas	8,389	7,882	8,067	6.4%	4.0%
Houston	1,148	1,257	1,277	(8.7)%	(10.1)%
Austin	2,133	1,949	2,066	9.4%	3.2%
Washington, D.C.	5,645	5,376	5,376	5.0%	5.0%
Tampa	3,369	3,749	3,268	(10.1)%	3.1%
Orlando	1,577	1,506	1,465	4.7%	7.6%
Charlotte	2,188	2,077	2,315	5.3%	(5.5)%

Total	33,420	32,562	32,367	2.6%	3.3%

Net operating income
Atlanta	13,440	12,539	13,409	7.2%	0.2%	26.4%
Dallas	10,166	10,088	10,247	0.8%	(0.8)%	19.9%
Houston	1,708	1,668	1,603	2.4%	6.6%	3.4%
Austin	2,262	2,438	2,224	(7.2)%	1.7%	4.4%
Washington, D.C.	9,875	10,009	9,579	(1.3)%	3.1%	19.4%
Tampa	6,274	5,601	6,233	12.0%	0.7%	12.3%
Orlando	2,515	2,501	2,594	0.6%	(3.0)%	4.9%
Charlotte	4,741	4,703	4,442	0.8%	6.7%	9.3%

Total same store NOI	$50,981	$49,547	$50,331	2.9%	1.3%	100.0%

Average rental rate per unit
Atlanta	$1,391	$1,323	$1,374	5.1%	1.2%
Dallas	1,275	1,240	1,263	2.8%	1.0%
Houston	1,505	1,470	1,515	2.4%	(0.6)%
Austin	1,571	1,581	1,569	(0.6)%	0.1%
Washington, D.C.	1,893	1,943	1,913	(2.6)%	(1.1)%
Tampa	1,458	1,418	1,439	2.8%	1.3%
Orlando	1,462	1,432	1,451	2.1%	0.7%
Charlotte	1,297	1,255	1,287	3.3%	0.7%
Total average rental rate per unit	1,448	1,417	1,439	2.2%	0.6%

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Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Six months ended
	June 30,	June 30,
	2015	2014	% Change
Rental and other revenues
Atlanta	$44,353	$42,151	5.2%
Dallas	36,870	35,776	3.1%
Houston	5,735	5,798	(1.1)%
Austin	8,685	8,745	(0.7)%
Washington, D.C.	30,475	30,526	(0.2)%
Tampa	19,144	18,601	2.9%
Orlando	8,151	7,926	2.8%
Charlotte	13,685	13,376	2.3%

Total rental and other revenues	167,098	162,899	2.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	17,504	16,857	3.8%
Dallas	16,456	15,547	5.8%
Houston	2,425	2,394	1.3%
Austin	4,199	3,856	8.9%
Washington, D.C.	11,021	10,669	3.3%
Tampa	6,638	7,164	(7.3)%
Orlando	3,041	2,926	3.9%
Charlotte	4,502	4,193	7.4%

Total	65,786	63,606	3.4%

Net operating income
Atlanta	26,849	25,294	6.1%
Dallas	20,414	20,229	0.9%
Houston	3,310	3,404	(2.8)%
Austin	4,486	4,889	(8.2)%
Washington, D.C.	19,454	19,857	(2.0)%
Tampa	12,506	11,437	9.3%
Orlando	5,110	5,000	2.2%
Charlotte	9,183	9,183	0.0%

Total same store NOI	$101,312	$99,293	2.0%

Average rental rate per unit
Atlanta	$1,382	$1,312	5.3%
Dallas	1,269	1,236	2.7%
Houston	1,510	1,457	3.6%
Austin	1,570	1,576	(0.4)%
Washington, D.C.	1,903	1,941	(2.0)%
Tampa	1,448	1,410	2.7%
Orlando	1,457	1,428	2.0%
Charlotte	1,292	1,250	3.4%
Total average rental rate per unit	1,444	1,411	2.3%

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Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q2 2015 Avg. Monthly Rent		Q2 2015 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,818	$1.79	98.5%
The High Rise at Post Alexander™ (3)	2015	340	830	2,017	2.43	0.6%
Post Brookhaven®	1990-1992	735	933	1,251	1.34	97.2%
Post Chastain®	1990, 2008	558	866	1,345	1.55	96.9%
Post Collier Hills® (1)(2)	1997	396	948	1,239	1.31	93.3%
Post Gardens®	1998	397	1,039	1,360	1.31	97.5%
Post Glen® (2)	1997	314	1,076	1,413	1.31	97.2%
Post Lindbergh® (1)(2)	1998	396	909	1,285	1.41	94.7%
Post Peachtree Hills®	1992-1994, 2009	300	978	1,477	1.51	96.1%
Post StratfordTM	2000	250	1,000	1,433	1.43	95.8%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,271	1.23	98.6%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,345	1.34	93.1%

Midtown
Post ParksideTM	2000	188	886	1,636	1.85	95.8%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,181	1.14	98.5%
Post Riverside®	1998	522	1,059	1,624	1.53	97.4%
Post SpringTM	2000	452	977	1,105	1.13	97.1%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,133	1.34	95.9%
Post EastsideTM	2008	435	912	1,256	1.38	94.8%
Post Legacy	2000	384	810	1,139	1.41	96.5%
Post Sierra at Frisco Bridges™	2009	268	896	1,183	1.32	96.0%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,084	1.70	96.8%
Post Cole’s CornerTM	1998	186	800	1,241	1.55	100.0%
Post GalleryTM	1999	34	2,307	2,980	1.29	91.5%
Post HeightsTM	1998-1999, 2009	368	845	1,385	1.64	96.2%
Post Katy Trail™	2010	227	898	1,664	1.85	96.9%
Post MeridianTM	1991	133	780	1,451	1.86	93.3%
Post SquareTM	1996	216	856	1,408	1.64	94.3%
Post Uptown VillageTM	1995-2000	496	736	1,180	1.60	98.9%
Post VineyardTM	1996	116	733	1,203	1.64	96.7%
Post VintageTM	1993	160	750	1,275	1.70	96.8%
Post WorthingtonTM	1993, 2008	334	820	1,490	1.82	95.0%

Houston
Post 510™	2014	242	857	1,607	1.88	95.4%
Post Midtown Square®	1999-2000, 2013	653	783	1,505	1.92	91.6%

Supplemental Financial Data	24 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations		Avg. Unit Size (Sq. Ft.)	Q2 2015 Avg. Monthly Rent		Q2 2015 Average Economic Occ.
		No. of Units		Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,814	$1.56	96.5%
Post Park Mesa™	1992	148	1,091	1,548	1.42	96.6%
Post South Lamar™	2012	298	853	1,581	1.85	90.2%
Post West Austin™	2009	329	889	1,453	1.63	94.9%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,703	1.73	98.2%
Post Park®	2010	396	975	1,638	1.68	96.8%

Virginia
Post Carlyle Square™	2006, 2013	549	890	2,288	2.57	93.8%
Post Corners at Trinity Centre (2)	1996	336	994	1,573	1.58	97.2%
Post Pentagon Row TM	2001	504	853	2,203	2.58	96.0%
Post Tysons Corner TM	1990	499	807	1,702	2.11	96.8%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,285	3.72	94.6%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,464	1.45	98.8%
Post Harbour PlaceTM	1999-2002	578	920	1,577	1.71	97.0%
Post Hyde Park® (2)	1996, 2008	467	1,011	1,527	1.51	96.1%
Post Rocky Point®	1996-1998	916	1,031	1,346	1.31	97.0%
Post Soho Square™	2014	231	880	1,647	1.87	100.0%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,487	1.47	97.0%
Post Lake® at Baldwin Park - Phase III	2013	410	960	1,539	1.60	94.7%
Post Lakeside™	2013	300	1,070	1,382	1.29	95.9%
Post ParksideTM	1999	248	867	1,524	1.76	96.6%

Charlotte
Post Ballantyne	2004	323	1,252	1,233	0.98	94.8%
Post Gateway PlaceTM	2000	436	804	1,161	1.44	96.1%
Post Park at Phillips Place®	1998	402	1,101	1,445	1.31	95.6%
Post South End™	2009	360	847	1,398	1.65	94.5%
Post Uptown PlaceTM	2000	227	800	1,223	1.53	96.5%

Raleigh
Post Parkside™ at Wade - Phase I	2013	397	875	1,071	1.22	93.0%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, this community, or portion thereof, was in lease-up.

Supplemental Financial Data	25 | P a g e

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Six months ended June 30, 2015
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$167,098	$65,786	$101,312	60.6%	39.4%
Newly stabilized communities	8,419	3,129	5,290	62.8%	37.2%
Lease-up communities	2,118	1,216	902	N/A	N/A
Other property segments:
Corporate apartments	2,718	2,482	236	8.7%	91.3%
Commercial	7,922	2,726	5,196	65.6%	34.4%
Corporate property management expenses (1)	-	6,296	(6,296)

	$188,275	$81,635

Consolidated property NOI (2)			$106,640

Third-party management fees			$447

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$6,296
Less: Third-party management fees	(447)

Net property management expenses	$5,849

Denominator:
Total rental and other property revenues	$188,275
Less: Corporate apartment revenues	(2,718)

Adjusted property revenues	$185,557

Net property management expenses as a percentage of adjusted property revenues	3.2%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Annually recurring capital expenditures by operating segment
Same store communities	$3,744	$3,617	$5,960	$5,879
Newly stabilized communities	4	2	7	9
Lease-up communities	2	1	3	4
Held for sale and sold communities	-	56	-	141
Commercial and other segments	121	119	169	183

Total annually recurring capital expenditures	$3,871	$3,795	$6,139	$6,216

Periodically recurring capital expenditures by operating segment
Same store communities	$1,534	$986	$2,089	$2,310
Newly stabilized communities	-	9	-	10
Held for sale and sold communities	-	182	-	439
Commercial and other segments	290	910	433	1,849

Total periodically recurring capital expenditures	$1,824	$2,087	$2,522	$4,608

Total revenue generating capital expenditures	$2,314	$2,052	$3,946	$3,338

Increase in capital expenditure accruals	$226	$445	$(298)	$110

Total property capital expenditures per statements of cash flows	$8,235	$8,379	$12,309	$14,272

Table 6 - Computation of Debt Ratios

(In thousands)

	As of June 30,
	2015	2014

Total real estate assets per balance sheet	$2,151,111	$2,221,738
Plus:
Company share of real estate assets held in unconsolidated entities	57,337	57,402
Company share of accumulated depreciation - assets held in unconsolidated entities	14,982	13,403
Accumulated depreciation per balance sheet	979,505	895,723
Accumulated depreciation on assets held for sale	-	40,986

Total undepreciated real estate assets (A)	$3,202,935	$3,229,252

Total debt per balance sheet	$891,004	$976,760
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$940,535	$1,026,291

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	29.4%	31.8%

Total debt per balance sheet	$891,004	$976,760
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$983,927	$1,069,683

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	30.7%	33.1%

Supplemental Financial Data	27 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Six months ended June 30,
	2015	2014
Net income	$39,636	$62,244
Other non-cash (income) expense, net	3,101	2,131
Income tax expense (benefit), net	494	399
Gains on sales of real estate assets, net	(1,475)	(36,902)
Net loss on extinguishment of indebtedness	197	4,287
Depreciation expense	42,675	42,596
Depreciation and amortization (company share) - unconsolidated entities	614	601
Interest expense	15,846	21,677
Interest expense (company share) - unconsolidated entities	1,213	1,213
Amortization of deferred financing costs	882	1,265

Income available for debt service (A)	$103,183	$99,511

Annualized income available for debt service (B)	$206,366	$199,022

Interest expense	$15,846	$21,677
Interest expense (company share) - unconsolidated entities	1,213	1,213

Adjusted interest expense (C)	17,059	22,890
Capitalized interest	2,219	1,601

Adjusted interest expense (including capitalized interest) (D)	$19,278	$24,491

Fixed charges for purposes of computation -
Adjusted interest expense	$17,059	$22,890
Dividends to preferred shareholders	1,844	1,844

Fixed charges (E)	18,903	24,734
Capitalized interest	2,219	1,601

Fixed charges (including capitalized interest) (F)	$21,122	$26,335

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$940,535	$1,026,291

Interest coverage ratio (A÷C)	6.0x	4.3x

Interest coverage ratio (including capitalized interest) (A÷D)	5.4x	4.1x

Fixed charge coverage ratio (A÷E)	5.5x	4.0x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	4.9x	3.8x

Total debt to income available for debt service ratio (G÷B)	4.6x	5.2x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

June 30, 2015
Total Company shareholders’ equity per balance sheet	$1,280,236
Plus:
Accumulated depreciation, per balance sheet	979,505
Noncontrolling interest of common unitholders - Operating Partnership	6,555
Less:
Deferred financing costs, net, per balance sheet	(7,924)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$2,214,980

Total common shares and units (B)	54,713

Company undepreciated book value per share (A÷B)	$40.48

Supplemental Financial Data	28 | P a g e